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                                                                    EXHIBIT 5-48

                          [DETROIT EDISON LETTERHEAD]



                                                   [DETROIT EDISON LOGO]


                                                   October 15, 1998




The Detroit Edison Company
2000 Second Avenue
Detroit, Michigan 48226

Gentlemen:

With respect to the Registration Statement on Form S-3 (the "Registration Statement") filed by The Detroit Edison Company, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, $300,000,000 aggregate principal amount of the Company's Debt Securities (as described in the Prospectus forming a part of the Registration Statement) and the related Special Mandatory Purchase Right for the Remarketed Secured Notes, described in such Prospectus, I, as Vice President and General Counsel of the Company, in conjunction with the members of the Legal Department of the Company, have examined such certificates, instruments and documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Based upon the foregoing examination and review, it is my opinion that:

    1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Michigan;

    2. When (a) the Registration Statement has become effective under the Securities Act of 1933, as amended, (b) the proposed Supplemental Indentures supplementing the Collateral Trust Indenture dated as of June 30, 1993, as amended between the Company and Bankers Trust Company, Trustee, pursuant to which certain of the Debt Securities are to be issued, shall have been duly authorized, executed and delivered and shall have been qualified under the Trust Indenture Act of 1939, as amended, (c) the proposed Supplemental Indentures supplementing the Mortgage and Deed of Trust dated October 1, 1924 as amended between the Company and Bankers Trust Company, Trustee, pursuant to which certain of the Debt Securities are to be issued, shall have been duly authorized, executed, delivered, recorded and filed and shall have been qualified under the Trust Indenture Act of 1939, as amended, and (d) the individual series of Debt Securities shall have been duly executed, authenticated, issued and delivered against payment therefor, (i) the Debt Securities will thereupon be validly issued and binding obligations of the Company and (ii) when exercised, the Special Mandatory Purchase Right(s) will be binding obligations of the Company.


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The Detroit Edison Company
October 15, 1998
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I consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to me under the captions "Experts" and "Legal Opinions" in the Prospectus and under the caption "Certain Legal Matters" in the Prospectus Supplement, each forming a part of the Registration Statement.


                                            Very truly yours,



                                            /s/ Christopher C. Nern
                                            Christopher C. Nern

CCN:gg